Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement (Form F-3 No. 333-257584) of Azul S.A. of our report dated April 29, 2022, with respect to the consolidated financial statements of Azul S.A., and the effectiveness of internal control over financial reporting of Azul S.A., included in this Annual Report (Form 20-F) for the year ended December 31, 2021.
/s/ ERNST & YOUNG
Auditores Independentes S.S.
São Paulo, Brazil
April 29, 2022